SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2013

XUMANII, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-169280	90-09582397
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

PO Box 309, Ugland House South Church Street George Town Grand Cayman KY1-1104 Cayman Islands
(Address of principal executive offices)
1-876-775-6074
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Xumanii, Inc.

Form 8-K

Current Report

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

 On September 10, 2012 and January 8, 2013, Xumanii, Inc., a Nevada corporation (the "Company") entered into an Employment Agreement with Alexandre Frigon, (“Mr. Frigon”) an individual. Pursuant to the terms and conditions of the Employment Agreement, Mr. Frigon shall serve as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director for an initial term of three years. In exchange, Mr. Frigon shall receive a one-time fully-paid issuance of two million (2,000,000) shares of the Company’s Class A preferred shares and an annual salary of $125,000 in year one of the agreement,  an annual salary of $175,000 in year two of the agreement, an annual salary of $225,000 in year three of the agreement.

 On September 10, 2012 Xumanii, Inc., a Nevada corporation (the "Company") entered into other Employment Agreements with the following individuals who are not directors of the company.

Jean-Francois Jauvin, Hanna Marya, and Steeve Schira.

The above description of the Agreement is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein, and may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Agreement, this reference is made to the Agreement, which is filed hereto as Exhibit 10.1 through Exhibit 10.4 and are incorporated herein by this reference.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1 10.2 10.3 10.4	Amended Employment Agreement Alexandre Frigon Employment Agreement Jean-Francois Jauvin Employment Agreement Hanna Marya Employment Agreement Steeve Schira

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   January 8, 2013

Xumanii, Inc.

By:   _/s/ Alexandre Frigon ______

Name: Alexandre Frigon

Title:   President and Chief Executive Officer